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                                                                 Exhibit 10.16


                              EMPLOYMENT AGREEMENT

    THIS AGREEMENT, made effective as of the 1st day of June, 1996, by and between EDUCATION MANAGEMENT CORPORATION, a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company"), and ALBERT GREENSTONE (the "Employee").

                                  WITNESSETH:

    WHEREAS, the parties desire to set forth herein the terms and conditions of their employment relationship;

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

    1. EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Company, for the period stated in Paragraph 3 hereof and upon the other terms and conditions herein provided. As a condition of the Employee's employment, the Employee shall provide to the Company, prior to commencement of his employment, a written statement of his attending physician releasing him for employment.

    2. RESPONSIBILITIES. The Employee shall be accountable and subject to the authority of the Chief Executive Officer of the Company or his designee, the President of The National Center for Professional Training. The Employee shall be responsible for such duties, particularly with respect to The National Center for Professional Training, as may from time to time be assigned to the Employee.

    3. TERM. The term of the Employee's employment under this Agreement shall commence as of the date hereof and shall end as of May 31, 1997, subject to any extension of such term as hereinafter described and subject to earlier termination as provided in Section 5. The period of employment shall automatically be extended without further action by the parties, unless sooner terminated, on June 1, 1997, and on each June 1 thereafter, for one (1) additional year unless (i) at least sixty (60) days prior to such June 1 date, the Company shall have delivered to the Employee or the Employee shall have delivered to
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the Company written notice that this Agreement shall terminate, or (ii) the
Employee's employment hereunder shall have terminated pursuant to Section 5 on or prior to such June 1 date.

    4. COMPENSATION.

       (a) BASE SALARY. Subject to all applicable tax withholdings, the Employee shall receive an annual base salary of not less than $50,000.00 per year. Such salary shall be payable in substantially equal monthly installments.

       (b) REIMBURSEMENT OF EXPENSES. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, provided that such reimbursement shall be subject to the Company's expense reimbursement policy.

       (c) BENEFITS. The Employee shall be entitled to participate in or receive benefits under all compensation, insurance and benefit plans and arrangements made available by the Company during the term of this Agreement generally to its full-time employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

       (d) LIFE INSURANCE. The Company and the Employee were parties to a prior employment agreement, dated July 1, 1986 (the "1986 Agreement"). Under Section 4(f) of the 1986 Agreement, the Company was required to pay premiums and interest on certain life insurance policies described therein. At all times on and after the effective date of this Agreement, the Employee shall make all premium and interest payments on the aforementioned policies and the Company shall have no responsibility therefor.

       (e) EXCHANGE AND REPURCHASE AGREEMENT. The parties acknowledge and agree that for purposes of the Exchange and Repurchase Agreement, dated October 26, 1989, the Employee shall be considered to be an employee of the Company and not retired or terminated until such date as the Employee retires or his employment is terminated following the date hereof.


    5. TERMINATION.

       (a) DEATH OR DISABILITY. The Employee's employment hereunder shall terminate upon his death or if, in the reasonable judgment of the Board, the Employee is disabled so as to be unable to perform his material duties hereunder.

       (b) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Employee's employment hereunder for Cause. For purpose of this Agreement "Cause" shall mean (A)

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Employee's willful or material and substantial failure to perform duties hereunder, or (B) Employee's serious misconduct which is demonstrably and substantially injurious to the Company including, without limitation, a course of conduct which is unlawful or materially in violation of his obligations to the Company under this Agreement, or (C) the deliberate and intentional violation by the Employee of the provisions of Section 6 or Section 7 hereof, provided that any such violations of Section 6 or Section 7 could reasonably be expected to result in substantial injury to the Company. If the Employee's employment shall be properly terminated for Cause, the Company shall continue to pay the Employee his base salary through the date of termination and the Company shall have no further obligations to the Employee under this Agreement.

       (c) TERMINATION BY THE COMPANY FOR OTHER THAN CAUSE. If the Company shall terminate the Employee's employment other than for Cause, the Company shall continue to pay the Employee his base salary and shall continue to provide the Employee all employee benefit plans and programs through the end of the then-remaining term of this Agreement, and shall pay the Employee all legal fees and expenses, if any, incurred by him in the enforcement of his rights under this Agreement. Such payments constitute liquidated damages and severance pay to the Employee.

    6. NON-COMPETITION. The Employee agrees that so long as this Agreement shall continue in effect, he will not directly or indirectly own, manage, operate, join, or control, or participate in any way in the ownership (except ownership of less than two percent (2%) of the number of shares outstanding of any securities which are publicly traded), management, operation or control of, or be connected with as an officer, employee, partner, or otherwise, or have a beneficial interest in any other business in the United States or Canada directly or indirectly competitive with any of the businesses engaged in by the Company or any subsidiary. In the event of a breach or threatened breach of this Section 6, the Company's remedies at law, i.e., money damages, are hereby recognized to be inadequate and the Company shall be entitled to an injunction requiring specific performance of this Section 6 in addition to its legal remedies.

    7. CONFIDENTIAL INFORMATION. The Employee will not at any time, whether before or after the termination of this Agreement, divulge, furnish or make accessible to anyone (other than in the ordinary course of the business of the Company or any subsidiary thereof) any knowledge or information with respect to confidential or secret information, trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, technical processes,
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designs and design products, inventions and research projects or other proprietary information of the Company or any subsidiary developed, acquired or learned by the Employee while in the employ of the Company; provided, however, that any such knowledge or information in the public domain shall not be covered by this section.

    8. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company and the Employee including, without limitation, the 1986 Agreement.

    9. ASSIGNMENT; SUCCESSORS; BINDING AGREEMENT. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Employee and the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of its assets expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law and such successor shall be deemed the "Company," for purposes of this Agreement.

    10. NOTICES. All notices or communications hereunder shall be in writing and shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed to such party (notices to the Company being addressed to the Secretary of the Company) at the Company's principal executive office, or to such other address as either party shall designate by giving written notice of such changes to the other party.

    11. MODIFICATION AND WAIVER.

       (a) AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

       (b) WAIVER. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
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    12. SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

    13. HEADINGS. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

    14. GOVERNING LAW. This Agreement has been executed and delivered in the Commonwealth of Pennsylvania, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said Commonwealth other than the conflict of laws provisions of such laws.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Employee has signed this Agreement, all as of the day and year first above written.


ATTEST:                                  EDUCATION MANAGEMENT CORPORATION

/s/ XXXXXXXXXXX                        By: /s/ XXXXXXXXXXXXXXX
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Title:   XXXXXXXXXXX                   Title: Chairman & CEO
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WITNESS:                               EMPLOYEE

/s/ GEORGIA M. WHITE                      /s/  ALBERT GREENSTONE
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                                               Albert Greenstone